Exhibit 99(i)

Entergy Gulf States Louisiana, L.L.C.
Unaudited Pro Forma Financial Information

The accompanying unaudited pro forma financial information has been prepared to reflect the following transactions that occurred on December 31, 2007:

    Entergy Texas, Inc., was formed;
    all of the capital stock of Entergy Texas was issued directly to Entergy Corporation;
    Entergy Gulf States, Inc. distributed all of its Texas jurisdictional assets to Entergy Texas; and
    Entergy Gulf States, Inc. merged into the newly formed Entergy Gulf States Louisiana, L.L.C.

These transactions implemented the Entergy Gulf States, Inc. jurisdictional separation plan that restructured Entergy Gulf States, Inc. into two separate, vertically-integrated utilities, one subject to the sole retail jurisdiction of the LPSC (Entergy Gulf States Louisiana) and the other subject to the sole retail jurisdiction of the PUCT (Entergy Texas).

The unaudited pro forma income statements for the year ended December 31, 2006 and the nine months ended September 30, 2007 have been prepared as if the transactions described above had occurred as of January 1, 2006. The unaudited pro forma condensed balance sheet as of September 30, 2007 has been prepared as if the transactions described above had occurred as of September 30, 2007.

The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent, or be indicative of, what Entergy Gulf States Louisiana's results of operations or financial position would have been had the transactions described above occurred on the dates indicated. The unaudited pro forma financial information also should not be considered representative of Entergy Gulf States Louisiana's future financial position or results of operations.

The unaudited pro forma financial information should be read in conjunction with the:

    Accompanying notes to the unaudited pro forma financial information;
    Entergy Gulf States Inc. Annual Report on Form 10-K for the year ended December 31, 2006; and
    Entergy Gulf States Inc. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

ENTERGY GULF STATES LOUISIANA, L.L.C.
Unaudited Pro Forma Income Statement
For the Nine Months Ended September 30, 2007
(In Thousands)

	Entergy Gulf States Louisiana Historical	Pro Forma Adjustments	Entergy Gulf States Louisiana Pro Forma

OPERATING REVENUES
Domestic electric	$2,606,045	($897,211)	$1,708,834
Natural gas	66,836	-	66,836
TOTAL	2,672,881	(897,211)	1,775,670

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel-related expenses, and
gas purchased for resale	643,081	(394,446)	248,635
Purchased power	1,024,478	(178,269)	846,209
Nuclear refueling outage expenses	10,000	-	10,000
Other operation and maintenance	395,283	(132,741)	262,542
Decommissioning	8,707	(129)	8,578
Taxes other than income taxes	101,980	(38,945)	63,035
Depreciation and amortization	156,400	(51,125)	105,275
Other regulatory charges (credits) - net	23,445	(11,238)	12,207
TOTAL	2,363,374	(806,893)	1,556,481

OPERATING INCOME	309,507	(90,318)	219,189

OTHER INCOME
Allowance for equity funds used during construction	8,943	(2,462)	6,481
Interest and dividend income	61,314	18,432	79,746
Miscellaneous - net	871	464	1,335
TOTAL	71,128	16,434	87,562

INTEREST AND OTHER CHARGES
Interest on long-term debt	109,567	(8,240)	101,327
Other interest - net	11,899	(9,389)	2,510
Allowance for borrowed funds used during construction	(5,784)	1,592	(4,192)
TOTAL	115,682	(16,037)	99,645

INCOME BEFORE INCOME TAXES	264,953	(57,847)	207,106

Income taxes	106,014	(22,439)	83,575

NET INCOME	158,939	(35,408)	123,531

Preferred distribution requirements and other	2,846	-	2,846

EARNINGS APPLICABLE TO
COMMON EQUITY	$156,093	($35,408)	$120,685

See accompanying Notes to Unaudited Pro Forma Financial Statements.

ENTERGY GULF STATES LOUISIANA, L.L.C.
Unaudited Pro Forma Income Statement
For the Year Ended December 31, 2006
(In Thousands)

	Entergy Gulf States Louisiana Historical	Pro Forma Adjustments	Entergy Gulf States Louisiana Pro Forma

OPERATING REVENUES
Domestic electric	$3,595,343	($1,362,648)	$2,232,695
Natural gas	84,230	-	84,230
TOTAL	3,679,573	(1,362,648)	2,316,925

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel-related expenses, and
gas purchased for resale	1,110,987	(728,562)	382,425
Purchased power	1,288,137	(222,489)	1,065,648
Nuclear refueling outage expenses	16,653	-	16,653
Other operation and maintenance	510,876	(176,793)	334,083
Decommissioning	10,815	(164)	10,651
Taxes other than income taxes	136,734	(50,436)	86,298
Depreciation and amortization	206,736	(67,582)	139,154
Other regulatory charges (credits) - net	5,451	(5,480)	(29)
TOTAL	3,286,389	(1,251,506)	2,034,883

OPERATING INCOME	393,184	(111,142)	282,042

OTHER INCOME
Allowance for equity funds used during construction	11,808	(6,526)	5,282
Interest and dividend income	53,922	29,953	83,875
Miscellaneous - net	2,933	(3,345)	(412)
TOTAL	68,663	20,082	88,745

INTEREST AND OTHER CHARGES
Interest on long-term debt	137,938	(4,661)	133,277
Other interest - net	11,842	(6,787)	5,055
Allowance for borrowed funds used during construction	(6,988)	3,862	(3,126)
TOTAL	142,792	(7,586)	135,206

INCOME BEFORE INCOME TAXES	319,055	(83,474)	235,581

Income taxes	107,067	(28,358)	78,709

NET INCOME	211,988	(55,116)	156,872

Preferred distribution requirements and other	3,966	-	3,966

EARNINGS APPLICABLE TO
COMMON EQUITY	$208,022	($55,116)	$152,906

See accompanying Notes to Unaudited Pro Forma Financial Statements.

ENTERGY GULF STATES LOUISIANA, L.L.C.
Unaudited Pro Forma Condensed Balance Sheet
As of September 30, 2007
(In Thousands)

	Entergy Gulf States Louisiana Historical	Pro Forma Adjustments	Entergy Gulf States Louisiana Pro Forma
ASSETS

Current assets	$1,379,510	($821,279)	$558,231
Other property and investments	496,321	(24,327)	471,994

Total utility plant	9,287,066	(2,858,286)	6,428,780
Less - accumulated depreciation and amortization	4,372,770	(1,075,096)	3,297,674
Utility plant - net	4,914,296	(1,783,190)	3,131,106

Regulatory assets	1,634,776	(913,711)	721,065
Long-term receivables	5,804	1,095,099	1,100,903
Other assets	31,022	(21,101)	9,921

TOTAL ASSETS	$8,461,729	($2,468,509)	$5,993,220

LIABILITIES AND SHAREHOLDERS'/MEMBERS' EQUITY

Current liabilities	$965,219	($232,555)	$732,664
Accumulated deferred income taxes	1,907,466	(617,684)	1,289,782
Long-term debt	2,363,474	(389,679)	1,973,795
Other non-current liabilities	893,195	(181,490)	711,705
Shareholders'/Members' Equity	2,332,375	(1,047,101)	1,285,274

TOTAL LIABILITIES AND SHAREHOLDERS'/MEMBERS' EQUITY	$8,461,729	($2,468,509)	$5,993,220

See accompanying Notes to Unaudited Pro Forma Financial Statements.

Entergy Gulf States Louisiana, L.L.C.

Notes to Unaudited Pro Forma Financial Information

The Pro Forma Adjustments columns reflect the effects on Entergy Gulf States Louisiana's historical financial statements as if Entergy Gulf States, Inc. (Entergy Gulf States Louisiana's predecessor) had distributed its Texas jurisdictional assets to Entergy Texas as of January 1, 2006 for the pro forma income statements and as of September 30, 2007 for the pro forma balance sheet. These effects include:

    Entergy Texas now owns all of the Entergy Gulf States, Inc. distribution and transmission assets located in Texas; all of the Entergy Gulf States, Inc. gas-fired generating plants located in Texas; and undivided 42.5% ownership shares of the Entergy Gulf States, Inc. 70% interest in Nelson 6 and 42% interest in Big Cajun 2, Unit 3, which are coal-fired generating plants located in Louisiana.
    Entergy Texas will purchase from Entergy Gulf States Louisiana pursuant to a life-of-the unit purchased power agreement (PPA) a 42.5% share of capacity and energy from the 70% share of River Bend attributable to Entergy Gulf States Inc.'s 70% share of River Bend subject to retail regulation. Pursuant to another PPA, Entergy Gulf States Louisiana will purchase a 57.5% share of capacity and energy from the gas-fired generating plants owned by Entergy Texas, and Entergy Texas will purchase a 42.5% share of capacity and energy from the gas-fired generating plants owned by Entergy Gulf States Louisiana. Each utility continues to participate in the Entergy System Agreement. The income statement pro forma adjustments include the addition of revenues of $173 million for the nine months ended September 30, 2007 and $200 million for the year ended December 31, 2006 and the addition of purchased power expenses of $253 million for the nine months ended September 30, 2007 and $320 million for the year ended December 31, 2006 to reflect the estimated effects of transactions with Entergy Texas under the PPAs.
    Entergy Gulf States Louisiana remains primarily liable on all of the long-term debt outstanding at December 31, 2007 that had been issued by Entergy Gulf States, Inc. Under a debt assumption agreement with Entergy Gulf States Louisiana, Entergy Texas assumed its pro rata share of this long-term debt. The assumption does not discharge Entergy Gulf States Louisiana's liability on the long-term debt. In addition, Entergy Texas, as the owner of Entergy Gulf States Reconstruction Funding I, LLC, will report the $329.5 million of senior secured transition bonds (securitization bonds) issued by Entergy Gulf States Reconstruction Funding as long-term debt on its consolidated balance sheet. The securitization bonds are non-recourse to Entergy Texas. The securitization bonds were formerly reported on the consolidated balance sheet of Entergy Gulf States, Inc.

The balance sheet pro forma adjustments include the addition of a $1.1 billion long-term receivable to reflect the assumption asset Entergy Gulf States Louisiana recorded for the long-term debt assumed by Entergy Texas. Under the debt assumption agreement, Entergy Texas has three years to pay off the assumed debt. The income statement pro forma adjustments include interest income on the assumption asset of $46 million for the nine months ended September 30, 2007 and $60 million for the year ended December 31, 2006.

In addition, the pro forma balance sheet adjustments reflect that in December 2007, Entergy Gulf States, Inc. redeemed its $54 million of preferred stock that was outstanding as of September 30, 2007, and issued $10 million of a new series of preference stock.